UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 25, 2022

Nextdoor Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40246	86-1776836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Taylor Street
San Francisco, California
(Address of principal executive offices)

94102
(Zip Code)
(415) 344-0333
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	KIND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On February 23, 2022, Nextdoor Holdings, Inc. (the “Company”) entered into a Transfer Agent Agreement (the “Agreement”) with American Stock Transfer & Trust Company, LLC (“AST”). Pursuant to the Agreement, the Company engaged and appointed AST to serve as the Company’s transfer agent and registrar effective March 25, 2022. On March 25, 2022, the Company also terminated its relationship with Continental Stock Transfer & Trust Company (“CST”). Effective March 25, 2022, all records of the Company’s shares of Class A common stock and Class B common stock not held in street name were transferred from CST to AST’s recordkeeping platform.
Stockholders may contact AST as follows:
Telephone:
(800) 937-5449
or
(718) 921-8124

Customer service representatives are available 8 a.m. to 8 p.m. Eastern Time, Monday through Friday.

Website
https://www.astfinancial.com/

E-Mail:
help@astfinancial.com

Mail Inquiries:
Nextdoor Holdings, Inc.
c/o AST
6201 15th Avenue
Brooklyn, NY 11219

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTDOOR HOLDINGS, INC.

Date: March 25, 2022	By:	/s/ Michael Doyle
Michael Doyle
Chief Financial Officer